Exhibit 99.1
MariMed Reports Third Quarter 2026 Earnings

NORWOOD, MA, November 11, 2026 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQB: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the third quarter ended September 30, 2026.

Financial Highlights1
The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(unaudited)		(unaudited)
Revenue	$44.2	$40.8	$125.6	$118.2
GAAP Gross margin	39%	40%	39%	40%
Non-GAAP Gross margin	40%	41%	40%	42%
GAAP Net loss	$(3.5)	$(2.9)	$(10.8)	$(9.8)
Non-GAAP Net loss	$(2.3)	$(1.5)	$(7.8)	$(5.1)
Non-GAAP Adjusted EBITDA	$4.7	$5.1	$12.2	$12.4
Non-GAAP Adjusted EBITDA margin	11%	13%	10%	11%

1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.

Management Commentary

“I’m pleased to report that the momentum we built earlier this year extended through the third quarter. Wholesale and retail revenue both grew sequentially and year over year, and total revenue reached another record for MariMed. Adjusted EBITDA improved from the prior quarter, and we again generated positive cash flow from operations, ending the quarter in our strongest position in more than two years,” said Jon Levine, MariMed’s Chief Executive Officer.

“These results reflect our focus on the fundamentals: running an efficient operation; making high-quality, innovative products; delivering a great customer experience; and allocating capital with care. Consumers continue to respond to our brands, our stores are growing the number of customers we serve and retaining them, and our operating model lets us adapt quickly as markets and opportunities evolve. The result is our healthy balance sheet, made even stronger by the fact that we own most of our real estate.

“We also kept executing on our ‘Expand the Brand’ strategy, which is aimed at building a leading cannabis consumer packaged goods company with top-selling national brands in the most popular categories. Betty’s Eddies fruit chews remained the top-selling edibles brand across our core wholesale markets while several of our other brands again captured top-ten market positions in their respective categories. For example, in Maine, Betty’s Eddies has become the number two edibles brand, demonstrating our ability to capture share quickly through brand licensing agreements in new markets.

“Our performance at retail was particularly strong during the third quarter given broader market conditions and consumer sentiment. Transactions grew again across the Thrive chain, and more notably, so did average order value. Pricing strategies, a focus on customer loyalty, and several other initiatives we implemented earlier in the year continued to help us deepen customer engagement, encourage repeat visits, and deliver an exceptional experience.

“MariMed will also continue moving forward with a focus on positioning the Company for long-term, sustainable value creation through continued operating efficiencies and additional revenue growth opportunities. Our focus in the fourth quarter and into next year will be leveraging our brands, cash position, production capacity, and the momentum we’ve built so far this year to continue growing market share, open new accounts, and invest in the business. At the same time, we will continue to watch developments about federal cannabis reform, as well as the timing of 280E tax relief and broader banking reform, each of which remain potential catalysts for our industry.”

Third Quarter 2026 Operational Highlights

•Consolidated revenue was $44.2 million, the highest quarterly revenue in the Company’s history, reflecting an increase of 5.5% sequentially and 8.5% year over year
•Adjusted EBITDA increased 18% sequentially to $4.7 million, while non-GAAP gross margin held flat sequentially at 40% and declined approximately 140 basis points year over year amid continued wholesale price compression
•Wholesale revenue increased 5.2% sequentially and 8.1% year over year
◦The market share of MariMed’s branded products portfolio increased 150 basis points across the Company’s core markets, according to industry data sources
◦The Company’s branded products sold into 721 stores during the quarter, up 7% sequentially and 13% year over year
◦Betty’s Eddies fruit chews remained the #1-selling edible brand across MariMed’s core states of Massachusetts, Maryland, Illinois and Delaware, and Vibations drink mix, InHouse gummies, and Bubby’s Baked goods remained top 10 brands across the same states, according to industry data sources
•Retail revenue increased 5.4% sequentially and 8.4% year over year
◦Transactions across the Thrive retail network increased 2% sequentially and 7% year over year
•Average Order Value across the chain increased 3% sequentially and 1% year over year
•Thrive Perks Loyalty Program membership increased 31% since the beginning of the year
•Cash and cash equivalents were $10.4 million at the end of the quarter, up $1.9 million from the end of the second quarter and reflects the Company’s strongest cash position in two years

Conference Call

MariMed management will host a conference call on Thursday, November 12, 2026 at 8:00 a.m. Eastern time, to discuss these results. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: Q326 MRMD Earnings Call.

Discussion of Non-GAAP Financial Measures

MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, and planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, Non-GAAP Gross margin, Non-GAAP Operating expenses and Non-GAAP Net income (loss), as supplements to Revenue, Gross margin, Operating expenses, Income (loss) from operations, Net income (loss) and other financial measures prepared in accordance with GAAP.

Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation and amortization of property and equipment;
•amortization of acquired intangible assets;
•impairment or write-downs of acquired intangible assets;
•inventory revaluation;
•stock-based compensation;
•severance;
•legal settlements; and
•acquisition-related and other expenses.

For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.

About MariMed

MariMed Inc. is a leading multi-state cannabis operator, known for developing and managing state-of-the-art cultivation, production, and retail facilities. Our award-winning portfolio of cannabis brands, including Betty's Eddies™, Bubby’s Baked™, Vibations™, InHouse™, and Nature’s Heritage™, sets us apart as an industry leader. These trusted brands, crafted with quality and innovation, are recognized and loved by consumers across the country. With a commitment to excellence, MariMed continues to drive growth and set new standards in the cannabis industry. For additional information, visit www.marimedinc.com.

Important Caution Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the potential implementation of the Reverse Split, the proposed listing of the Company’s common stock on a national exchange and the affect and impact of the Reverse Split, are forward-looking statements. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “expectations,” “intends,” “may,” “plans,” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, its ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in the Company’s reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

All trademarks and service marks are the property of their respective owners.

Neither the CSE nor its Regulation Services accepts responsibility for the adequacy or accuracy of this release.
For More Information Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash, cash equivalents and restricted cash	$10,361	$8,884
Accounts receivable, net	9,175	9,114
Inventory	37,568	36,601
Notes receivable, current portion	13	866
Other current assets	4,253	3,825
Total current assets	61,370	59,290
Property and equipment, net	84,913	89,385
Intangible assets, net	14,966	17,210
Goodwill	24,002	24,002
Notes receivable, net of current portion	866	—
Operating lease right-of-use assets	8,425	7,723
Finance lease right-of-use assets	2,821	4,024
Other assets	950	931
Total assets	$198,313	$202,565

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$3,214	$2,553
Accounts payable	14,886	14,586
Accrued expenses and other	9,880	9,509
Deferred revenue	1,854	1,394
Income taxes payable	34,221	26,981
Operating lease liabilities, current portion	2,120	1,952
Finance lease liabilities, current portion	1,788	2,092
Total current liabilities	67,963	59,067
Mortgages and notes payable, net of current portion	75,032	70,192
Operating lease liabilities, net of current portion	7,201	6,616
Finance lease liabilities, net of current portion	1,130	1,956
Total liabilities	151,326	137,831

Commitments and contingencies

Mezzanine equity
Series B convertible preferred stock	—	14,725
New Series B convertible preferred stock	6,933	—
Total mezzanine equity	6,933	14,725

Stockholders’ equity
Common stock	405	397
Additional paid-in capital	180,379	179,405
Accumulated deficit	(138,811)	(127,932)
Noncontrolling interests	(1,919)	(1,861)
Total stockholders’ equity	40,054	50,009
Total liabilities, mezzanine equity and stockholders’ equity	$198,313	$202,565

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$44,227	$40,764	$125,633	$118,176
Cost of revenue	27,067	24,401	76,972	70,797
Gross profit	17,160	16,363	48,661	47,379

Gross margin	38.8%	40.1%	38.7%	40.1%

Operating expenses:
Personnel	7,942	7,028	22,671	21,761
Marketing and promotion	1,056	1,121	2,668	2,810
General and administrative	6,709	6,592	20,460	19,185
Acquisition-related and other	183	145	468	396
Bad debt	49	(122)	630	1,522
Total operating expenses	15,939	14,764	46,897	45,674

Income from operations	1,221	1,599	1,764	1,705

Interest and other (expense) income:
Interest expense	(2,003)	(1,825)	(5,986)	(5,349)
Interest income	37	25	109	74
Gain on extinguishment of debt	—	—	699	—
Other income, net	1	19	1	36
Total interest and other expense, net	(1,965)	(1,781)	(5,177)	(5,239)

Loss before income taxes	(744)	(182)	(3,413)	(3,534)
Provision for income taxes	2,743	2,759	7,412	6,281

Net loss	(3,487)	(2,941)	(10,825)	(9,815)
Net income attributable to noncontrolling interests	18	7	54	38
Net loss attributable to common stockholders	$(3,505)	$(2,948)	$(10,879)	$(9,853)

Net loss per share attributable to common stockholders:
Basic	$(0.01)	$(0.01)	$(0.03)	$(0.03)
Diluted	$(0.01)	$(0.01)	$(0.03)	$(0.03)

Weighted average common shares outstanding:
Basic	402,999	392,613	400,036	388,394
Diluted	402,999	392,613	400,036	388,394

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss attributable to common stockholders	$(10,879)	$(9,853)
Net income attributable to noncontrolling interests	54	38
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization of property and equipment	6,685	6,036
Amortization of intangible assets	2,244	2,592
Stock-based compensation	1,010	1,478
Amortization of debt discount	490	339
Amortization of debt issuance costs	55	54
Payment-in-kind interest	—	30
Bad debt expense	630	1,522
Obligations settled with common stock	—	3
Loss on disposal of assets	—	245
Gain on extinguishment of debt	(699)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(691)	973
Deferred rents receivable	—	12
Inventory	(967)	(2,933)
Other current assets	242	(270)
Other assets	(19)	(2,707)
Accounts payable	327	(2,690)
Accrued expenses and other	472	2,903
Deferred revenue	460	283
Income taxes payable	7,240	6,211
Net cash provided by operating activities	6,654	4,266

Cash flows from investing activities:
Purchases of property and equipment	(916)	(1,134)
Business combinations, net of cash acquired, and asset purchases	—	231
Advances toward future business combinations and asset purchases	—	(50)
Purchases and renewals of cannabis licenses	(665)	(301)
Proceeds from notes receivable	26	26
Proceeds from disposal of assets	—	45
Net cash used in investing activities	(1,555)	(1,183)

Cash flows from financing activities:
Proceeds from mortgages	—	2,000
Payment of third-party debt issuance costs in connection with debt	—	(9)
Principal payments of mortgages	(1,205)	(1,105)

	Nine months ended
	September 30,
	2026	2025
Repayment and retirement of mortgages	—	(689)
Principal payments of promissory notes	(958)	(2,876)
Principal payments of finance leases	(1,347)	(975)
Distributions	(112)	(115)
Net cash used in financing activities	(3,622)	(3,769)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,477	(686)
Cash, cash equivalents and restricted cash, beginning of year	8,884	7,282
Cash, cash equivalents and restricted cash, end of period	$10,361	$6,596

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Non-GAAP Adjusted EBITDA
GAAP Income from operations	$1,221	$1,599	$1,764	$1,705
Depreciation and amortization of property and equipment	2,201	2,115	6,685	6,036
Amortization of acquired intangible assets	717	674	2,244	2,592
Stock-based compensation	335	382	1,010	1,478
Severance	—	224	16	224
Acquisition-related and other	183	145	468	396
Adjusted EBITDA	$4,657	$5,139	$12,187	$12,431

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Income from operations	2.8%	3.9%	1.4%	1.4%
Depreciation and amortization of property and equipment	4.9%	5.2%	5.3%	5.1%
Amortization of acquired intangible assets	1.6%	1.7%	1.8%	2.2%
Stock-based compensation	0.8%	0.9%	0.8%	1.3%
Severance	—%	0.5%	—%	0.2%
Acquisition-related and other	0.4%	0.4%	0.4%	0.3%
Adjusted EBITDA margin	10.5%	12.6%	9.7%	10.5%

GAAP Gross margin	38.8%	40.1%	38.7%	40.1%
Amortization of acquired intangible assets	1.2%	1.3%	1.3%	1.4%
Non-GAAP Gross margin	40.0%	41.4%	40.0%	41.5%

GAAP Operating expenses	$15,939	$14,764	$46,897	$45,674
Amortization of acquired intangible assets	(170)	(161)	(604)	(969)
Stock-based compensation	(335)	(382)	(1,010)	(1,478)
Severance	—	(224)	(16)	(224)
Acquisition-related and other	(183)	(145)	(468)	(396)
Non-GAAP Operating expenses	$15,251	$13,852	$44,799	$42,607

GAAP Net loss	$(3,487)	$(2,941)	$(10,825)	$(9,815)
Amortization of acquired intangible assets	717	674	2,244	2,592
Stock-based compensation	335	382	1,010	1,478
Severance	—	224	16	224
Acquisition-related and other	183	145	468	396
Gain on extinguishment of debt	—	—	(699)	—
Non-GAAP Net loss	$(2,252)	$(1,516)	$(7,786)	$(5,125)

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Product sales - retail	$24,480	$22,573	$69,425	$65,637
Product sales - wholesale	19,483	18,031	55,514	51,948
Other revenue	264	160	694	591
Total revenue	$44,227	$40,764	$125,633	$118,176